Exhibit 21.1
THE GREENBRIER COMPANIES, INC.
LIST OF SUBSIDIARIES
As of August 31, 2009

State of
	State of	Foreign	Names Under Which Does Business (if other
Name	Incorporation	Registration	than registered name)
Autostack Company LLC	OR	N/A	N/A

Greenbrier-Concarril LLC	DE	N/A	N/A

Greenbrier Europe B.V.	Netherlands	N/A	N/A

Greenbrier Germany GmbH	Germany	N/A	N/A

		CA	N/A
		LA	N/A
Greenbrier Leasing Company LLC
	OR		Greenbrier Intermodal (OR)
		WA	Greenbrier Development Corporation (WA)

Greenbrier Leasing Limited	Nova Scotia,	N/A	N/A
Canada

Greenbrier Leasing Limited Partner, LLC	DE		N/A

	DE		N/A
Greenbrier Management Services, LLC		IL	N/A
		OR	CIT Rail Services (OR)

Greenbrier Leasing, L.P.	DE		N/A

Greenbrier Railcar LLC	OR		N/A

Gunderson-Concarril, S.A. de C.V.	Mexico		N/A

Gunderson LLC	OR		N/A

Gunderson Marine LLC	OR		N/A
		AL	N/A
		AZ	Greenbrier Rail Services Tucson (AZ)
		CA	Greenbrier Rail Services Modesto
(Stanislaus County, CA)
Gunderson Modesto (Stanislaus County, CA)
		CO	Greenbrier Rail Services Golden (CO)
Gunderson Colorado (CO)
		GA	N/A
		IL	Greenbrier Castings (IL)
Greenbrier Rail Services Corwith Tower (IL)
		KS	N/A
		KY	Greenbrier Rail Services – Elizabethtown (KY)
		LA	N/A
		MO	Greenbrier Rail Services KC Fast Track (MO)
		NE	American Hydraulics (NE)
Gunderson Rail Services, LLC			Greenbrier Rail Services Omaha (NE)
		OH	YSD Industries (OH)
	OR		GMO Parts (OR)
Greenbrier Rail Services (OR)
Greenbrier Rail Services Springfield (OR)
		PA	N/A
		TX	Rail Car Texas (TX)
Greenbrier Rail Services San Antonio (TX)
Greenbrier Rail Services Cleburne (TX)
Greenbrier Rail Services Beckman (TX)
		WA	Greenbrier Rail Services Chehalis (WA)
Greenbrier Rail Services Finley (WA)
Greenbrier Rail Services Tacoma (WA)
Gunderson Northwest (WA)
Gunderson Wheel Services (WA)
Rail Car Washington (WA)

State of
	State of	Foreign	Names Under Which Does Business (if other
Name	Incorporation	Registration	than registered name)
Greenbrier Logistics – Seattle (WA)
Bellingham Ramp Management (WA)
Tolan Freight Consulting Services (WA)
Tolan O’Neal Transportation & Logistics
Greenbrier Railcar Leasing, Inc.	WA		(WA)
Tolan O’Neal Transportation & Logistics
Inc (WA)
Tot&L (WA)

TrentonWorks Limited	Nova Scotia,		N/A
Canada

WagonySwidnica S.A.	Poland		N/A

Gunderson Specialty Products, LLC	DE	OH	N/A

Ohio Castings Company, LLC	DE		N/A

Alliance Castings Company, LLC	DE		N/A

Greenbrier – Gimsa, LLC	OR		N/A

Gunderson – Gimsa S de RL de CV	Mexico		N/A

Brandon Railroad LLC	OR		N/A

Meridian Rail Holdings Corp.	OR		N/A

Meridian Rail Acquisition Corp.	OR	PA	Greenbrier Rail Services Lewiston
(Pennsylvania)

Meridian Rail Mexico City Corp.	OR		N/A

Mexico Meridian Rail Services, S.A. de C.V.	Mexico		N/A

Softronics, Inc.	OH		N/A

Greenbrier Rail Services Tierra Blanca, S.A. de C.V.	Mexico		N/A

YSD Doors, S.A. de C.V.	Mexico		N/A